EXHIBIT 23.2

Independent Auditor’s Consent

     We hereby consent to the incorporation by reference in this Registration Statement of Datakey, Inc. on Form S-8 of our report, dated January 31, 2003, which appears in Item 7 of the annual report on Form 10-KSB of Datakey, Inc. for the year ended December 31, 2002.

/S/ McGladrey & Pullen, LLP

Minneapolis, Minnesota
January 8, 2004